Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of June 26, 2017 by and among Pacific Ethanol, Inc., a Delaware corporation with headquarters located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the investors listed on the schedule of investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).

RECITALS

A.       The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.       The Company previously authorized the issuance and sale of a new series of senior secured notes in the aggregate principal amount of $55,000,000 (the “Initial Notes”) pursuant to a Note Purchase Agreement dated as of December 12, 2016 by and among the Company and the investors identified therein (the “Initial Purchase Agreement”). The Initial Notes were issued on December 15, 2016.

C.       The Company has authorized the issuance and sale of additional senior secured notes in the aggregate principal amount of $13,948,078, in substantially the form attached hereto as Exhibit B (the “Additional Notes”, such term to include any such notes issued in substitution therefor pursuant to the terms thereof). The Initial Notes and the Additional Notes will rank pari passu in right of payment.

D.       Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Additional Notes, set forth opposite such Investor’s name in column two on the schedule of investors set forth in Exhibit A for the applicable purchase price set forth opposite such Investor’s name in column three of Exhibit A.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

Article I
DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“1933 Act” has the meaning set forth in the Recitals.

“Additional Notes” has the meaning set forth in the Recitals.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

“Agent” has the meaning set forth in the Security Agreement.

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“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Additional Notes pursuant to Section 2.1.

“Closing Date” means 10:00 a.m., New York City Time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 2.2, 5.1 and 5.2 are satisfied or waived (or such later date and time as is mutually agreed to by the Company and each Investor).

“Company” has the meaning set forth in the Preamble.

“Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Contingent Obligation” has the meaning set forth in Section 3.1(x).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“8-K Filing” has the meaning set forth in Section 4.1.

“Eligible Market” means any of The New York Stock Exchange, The NYSE Amex LLC, The NASDAQ Capital Market or The NASDAQ Global Select Market.

“Environmental Laws” has the meaning set forth in Section 3.1(aa).

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(aa).

“ICP Agreement” means the Agreement and Plan of Merger dated June 26, 2017 by and among Pacific Ethanol Central, LLC, ICP Merger Sub, LLC, Illinois Corn Processing, LLC, Illinois Corn Processing Holdings Inc. and MGPI Processing, Inc.

“Indebtedness” has the meaning set forth in Section 3.1(x).

“Initial Notes” has the meaning set forth in the Recitals.

“Initial Purchase Agreement” has the meaning set forth in the Recitals.

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(q).

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“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole on a consolidated basis or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents; provided, however, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(s).

“Material Subsidiaries” means all of the Subsidiaries of the Company other than Kinergy Marketing LLC, Pacific Ag. Products, LLC, Pacific Ethanol Development, LLC, Pacific Ethanol Central, LLC, Pacific Ethanol Pekin, LLC (f/k/a Pacific Ethanol Pekin, Inc.), Pacific Ethanol Canton, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC, Pacific Aurora, LLC and each of their respective direct or indirect subsidiaries.

“Non-Public Information” means material, non-public information relating to the Company.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Principal Market” means The NASDAQ Capital Market.

“Regulation D” has the meaning set forth in the Recitals.

“Required Holders” means the holders of Additional Notes representing at least 66 2/3% of the aggregate principal amount of the Additional Notes then outstanding (excluding Additional Notes held by the Company or any of its Subsidiaries).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Recitals.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Security Agreement” means the Security Agreement dated as of December 15, 2016 by and among the Company, the Investors (as that term is defined in the Initial Purchase Agreement) and any other holders of the Initial Notes, and the Agent identified therein, as amended from time to time.

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“Security Agreement Amendment” means the First Amendment to Security Agreement dated as of the Closing Date by and among the Company, the Investors and any other holders of the Initial Notes, and the Agent identified therein, in a form acceptable to such parties.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on The NASDAQ Capital Market (or any successor thereto), or (c) if trading ceases to occur on The NASDAQ Capital Market (or any successor thereto), any Business Day.

“Trading Market” means the Principal Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Additional Notes, the Security Agreement and the Security Agreement Amendment.

Article II
PURCHASE AND SALE

2.1       Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such Additional Notes for the price set forth opposite such Investor’s name on Exhibit A hereto under the applicable headings thereunder. The date and time of the Closing and shall be 10:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of Troutman Sanders LLP, counsel to the Company.

2.2       Closing Deliveries.

(a)        At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)         an Additional Note, free and clear of all restrictive and other legends (except as set forth in the form of Additional Note attached hereto), dated as of the Closing Date and issued in the name of such Investor (or in the name of its nominee), evidencing the aggregate principal amount of Additional Notes set forth opposite such Investor’s name on Exhibit A hereto under the heading “Additional Notes”, duly executed and delivered by the Company;

(ii)        a legal opinion of Company counsel dated as of the Closing Date executed by such counsel and delivered to the Investors and the Agent;

(iii)       the Security Agreement Amendment, duly executed and delivered by the Company, the Investors and any other holders of the Initial Notes and the Agent;

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(iv)       results of recent liens searches in relevant jurisdictions showing no Liens other than Permitted Liens, and evidence that the Company shall have taken such actions to perfect the security interests granted by the Security Agreement;

(v)        a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within ten (10) days of the Closing Date;

(vi)       a certificate evidencing the formation and good standing of each Material Subsidiary issued by the Secretary of State of such Subsidiary’s state of incorporation or formation, as of a date within ten (10) days of the Closing Date;

(vii)      a certificate executed by the Secretary of the Company and dated as of the Closing Date, certifying as to (i) the resolutions adopted by the Board of Directors approving this Agreement, (ii) the Certificate of Incorporation of the Company and (iii) the Company’s bylaws, as amended, each as in effect at the Closing; and

(viii)     a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying the satisfaction of each of the conditions set forth in Sections 5.1(a) (except as to representations that speak as of a specified date, in which case such representations shall be true and correct as of such specified date) and Section 5.1(b) (except that such certification shall only be required with respect to the Company and not any Investor).

(b)       At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i)         the Security Agreement Amendment, duly executed and delivered by such Investor; and

(ii)        the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

Article III
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Agent as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company as of the date hereof and prior to the consummation of the transactions contemplated by the ICP Agreement):

(a)       Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto. The Company, directly or indirectly, owns 100% of the outstanding equity interests of the Material Subsidiaries. There are no outstanding options or other rights to purchase or receive equity interests of a Material Subsidiary. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Material Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Material Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Except as set forth in Schedule 3.1(a) hereto, no Material Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Material Subsidiary from the Company, or from transferring any of such Material Subsidiary’s properties or assets to the Company or any other Material Subsidiary.

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(b)       Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)       Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)       No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Additional Notes) do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

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(e)       No Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with (other than the filing of a Form D with the Securities and Exchange Commission and any filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or, except as disclosed in Schedule 3.1(e) hereto, any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.

(f)       The Additional Notes. The Additional Notes have been duly authorized for issuance by the Company and, when duly executed, issued and delivered and paid for in accordance with the Transaction Documents, will constitute valid and binding obligations of the Company, entitled to the benefits of the Transaction Documents and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The offer, issuance and sale of the Additional Notes to the Investors pursuant to the Agreement is exempt from the registration requirements of the 1933 Act.

(g)       SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the two years preceding the date hereof. Such reports required to be filed by the Company under the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, together with any materials filed or furnished by the Company under the 1934 Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.” There are no unresolved comment letters from the Staff of the SEC. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

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(h)       No Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(x)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i)       Absence of Litigation. Except as set forth in the SEC Reports or on Schedule 3.1(i) hereto, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization (including the Principal Market) or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j)       Compliance. Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) except as disclosed in Schedule 3.1(j) hereto, is or has been in violation of any statute, rule or regulation of any governmental authority.

(k)       Title to Assets. Except as set forth on Schedule 3.1(k) hereto, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

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(l)       No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with the offer or sale of the Additional Notes. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Additional Notes pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Additional Notes pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the sale of the Additional Notes.

(m)       Private Placement. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale by the Company of the Additional Notes as contemplated hereby or (ii) cause the offering of the Additional Notes pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n)       Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. The Company has taken no action designed to delist, or that is reasonably likely to have the effect of delisting, the Common Stock from the Principal Market, and the Company has undertaken commercially reasonable efforts to maintain such listing of its Common Stock. The issuance by the Company of the Additional Notes shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(o)       Disclosure. Except for this Agreement, the Schedules to this Agreement, and information previously disclosed to the Investors in connection with or pursuant to the ICP Agreement, the Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute Non-Public Information. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting purchases and sales of securities of the Company. All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

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(p)       Acknowledgment Regarding Investors’ Purchase of Additional Notes. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Additional Notes. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(q)       Patents and Trademarks. Except as set forth on Schedule 3.1(q) hereto, the Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

(r)       Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

(s)       Licenses and Permits. The Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, all such Material Permits are valid and in full force and effect and, except as disclosed on Schedule 3.1(s), the Company and its Subsidiaries are in compliance with the terms and conditions of all such Material Permits and, except as disclosed on Schedule 3.1(s), neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(t)       Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, employee or Affiliate has a substantial interest or is an officer, director, trustee or partner.

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(u)       Internal Accounting Controls. Except as set forth in the Company’s SEC Reports, the Company and its consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)       Sarbanes-Oxley Act. Except as set forth in the Company’s SEC Reports, the Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(w)       Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x)       Indebtedness. Except as disclosed in the SEC Reports and in Schedule 3.1(x), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(x) provides a description of the terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(y)       Employee Relations. Except as set forth on Schedule 3.1(y) hereto, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(z)       Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) Environmental Laws. Except as disclosed in Schedule 3.1(aa) hereto, the Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(bb) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(cc) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(dd) Ranking of Additional Notes. Except for the Initial Notes, which rank pari passu with the Additional Notes, no Indebtedness of the Company is senior to or ranks pari passu with the Additional Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ee) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the sale of the Additional Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Additional Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.2       Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)       Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Additional Notes hereunder has been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

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(b)       No Public Sale or Distribution. Such Investor is acquiring the Additional Notes in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Additional Notes to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Additional Notes for any minimum or other specific term and reserves the right to dispose of the Additional Notes at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(c)       Investor Status. At the time such Investor was offered the Additional Notes, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act.

(d)       Experience of Such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Additional Notes, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Additional Notes, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)       Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Additional Notes and the merits and risks of investing in the Additional Notes; (ii) access to information (other than Non-Public Information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges receipt of copies of the SEC Reports.

(f)       No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Additional Notes or the fairness or suitability of the investment in the Additional Notes nor have such authorities passed upon or endorsed the merits of the offering of the Additional Notes.

(g)       No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

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(h)       Legends. It is understood that the Additional Notes will bear the legend set forth on the cover page of the Additional Notes.

(i)       No “Bad Actor” Disqualification. Any Investor that is a Covered Person is not subject to any Disqualification Event.

(j)       No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Additional Notes constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Additional Notes. Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Additional Notes, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agent.

Article IV
OTHER AGREEMENTS OF THE PARTIES

4.1       Securities Laws Disclosure; Publicity. On or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents and the ICP Agreement in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Security Agreement and the form of the Additional Notes), and the ICP Agreement (including all attachments, the “8-K Filing”). The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, except in compliance with the procedure set forth in Section 14 of the Additional Note, provide any Investor with any Non-Public Information regarding the Company or any of its Subsidiaries from and after the issuance of a press release without the express prior written consent of such Investor. In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in the Transaction Documents by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Investor), including without limitation the agreements contained in Section 14 of the Additional Notes, in addition to any other remedy provided herein or in the Transaction Documents, such Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such Non-Public Information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Investor, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of such Investor in any filing, announcement, release or otherwise; provided, however, that such Investor’s name may be disclosed by the Company to the extent such disclosure is required in the 8-K Filing.

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4.2       Use of Proceeds. The Company shall use the gross proceeds from the sale of the Additional Notes for general working capital purposes and to fund in part the transaction contemplated under the ICP Agreement.

Article V
CONDITIONS

5.1       Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire the Additional Notes at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

(b)       Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)       No Material Adverse Effect. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect.

(d)       Closing Documents. Each Investor shall have received each document required to be delivered to it at or prior to the Closing pursuant to Section 2.2(a).

(e)       Consent. Each Investor shall have received from each other holder of the Initial Notes the duly executed Consent of Holders of Senior Secured Notes amending certain terms and conditions of the Initial Notes and addressing the other matters provided for therein, in substantially the form attached hereto as Exhibit C.

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5.2       Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Additional Notes at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

(b)       Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

(c)       Consents and Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Additional Notes.

(d)       Closing Documents. Receipt by the Company of each document required to be delivered to it at or prior to the Closing pursuant to Section 2.2(b).

(e)       Consent. The Company shall have received from each holder of the Initial Notes the duly executed Consent of Holders of Senior Secured Notes amending certain terms and conditions of the Initial Notes and addressing the other matters provided for therein, in substantially the form attached hereto as Exhibit C.

Article VI
MISCELLANEOUS

6.1       Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the twentieth (20th) Business Day following the date of this Agreement; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties) or any provisions hereof that survive termination.

6.2       Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that, notwithstanding the foregoing, at the Closing, the Company shall reimburse the Investors for reasonable fees and expenses paid by such Investors to counsel for the Investors in the amount not to exceed $30,000. The Company shall pay and reimburse its transfer agent for fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Additional Notes.

6.3       Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4       Indemnification. In consideration of each Investor’s execution and delivery of the Transaction Documents and acquiring the Additional Notes thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their affiliates, stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Additional Notes, or (iii) the status of such Investor as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, however, that no Investor will be entitled to indemnification hereunder for any Indemnified Liabilities resulting, as determined by a non-appealable judgement of a court of competent jurisdiction from (x) such Investor’s material breach of applicable laws, rules or regulations, including, without limitation, any breach by such Investor of any federal or state securities laws, rules or regulations with respect to short sales or other hedging activities or (y) such Investor’s material breach of any covenant, agreement or obligation of such Investor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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6.5       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.6       Amendments; Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Holders, (and, in the case of Sections 2.2, 3,1, 3.2, 4.1 or 5.1, each affected Investor) provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Investors.

6.7       Construction Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Investors and shall not be construed against any Person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Terms used in this Agreement and not defined herein but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents. Terms used in this Agreement in the singular have the same meaning in the plural, and vice-versa.

6.8       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Additional Notes, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Additional Notes with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Additional Notes, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

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6.9       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.10       Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE ADDITIONAL NOTES OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.11       Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing until the Maturity Date (as defined in the Additional Notes). The provisions of Section 6.2 and 6.4 shall survive termination of this Agreement and repayment of the Additional Notes.

6.12       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.13       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.14       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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6.15       Replacement of Additional Notes. If any certificate or instrument evidencing any Additional Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Additional Note.

6.16       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.17       Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.18       Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.19       Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Investor to purchase Additional Notes pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Additional Notes or enforcing its rights under the Transaction Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Additional Notes contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[signature pages follow]

20

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ETHANOL, INC.

By: /s/ Neil M. Koehler
Name: Neil M. Koehler
Title: President and Chief Executive Officer

Address for Notices:

400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Facsimile No.: 916-403-2785
Telephone No.: 916-403-2130
Attn: Christopher W. Wright, Esq.

With a copy to:

Troutman Sanders LLP
5 Park Plaza, Suite 1400
Irvine, CA 92614-2545
Facsimile No.: 949-622-2739
Telephone No.: 949-622-2710
Attn: Larry A. Cerutti

21

INVESTORS:

CWD Summit, LLC,
acting for and on behalf of
Candlewood Renewable Energy Series I

By: /s/ Janet E. Miller
Name: Janet E. Miller
Title: Authorized Person

Address for Notices:
Candlewood Investment Group
555 Theodore Fremd, Suite C-303
Rye, NY 10580
Attn: Legal & Compliance

22

Candlewood Special Situations Master Fund II, L.P.

By: /s/ Janet E. Miller
Name: Janet E. Miller
Title: Authorized Person

Address for Notices:
Candlewood Investment Group
555 Theodore Fremd, Suite C-303
Rye, NY 10580
Attn: Legal & Compliance

23

INVESTORS:

Orange 2015 DisloCredit Fund, L.P.

By: BlackRock Financial Management, Inc.
Its investment manager

By: /s/ J. David Matter
Name: J. David Matter
Title: Managing Director

Address for Notices:

Blackrock Alternative Advisors
40 East 52nd Street, 16th Floor
New York, NY 10022

Email: BAA-QBCo-
InvestmentFundLP@blackrock.com

With a copy (which shall not constitute notice):

BlackRock, Inc. - Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: Michelle Galvez, David Maryles & Larry Gail

Email: legaltransactions@blackrock.com;
larry.gail@blackrock.com

24

Co-Investment Income Fund, L.P. - US Tax-Exempt Series

By: BlackRock Financial Management, Inc.
Its investment manager

By: /s/ J. David Matter
Name: J. David Matter
Title: Managing Director

Address for Notices:

Blackrock Alternative Advisors
40 East 52nd Street, 16th Floor
New York, NY 10022

Email: BAA-QBCo-
InvestmentFundLP@blackrock.com

With a copy (which shall not constitute notice):

BlackRock, Inc. - Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: Michelle Galvez, David Maryles & Larry Gail

Email: legaltransactions@blackrock.com;
larry.gail@blackrock.com

25

Co-Investment Income Fund, L.P. - US Taxable Series
By: BlackRock Financial Management, Inc.
Its investment manager

By: /s/ J. David Matter
Name: J. David Matter
Title: Managing Director

Address for Notices:

Blackrock Alternative Advisors
40 East 52nd Street, 16th Floor
New York, NY 10022

Email: BAA-QBCo-
InvestmentFundLP@blackrock.com

With a copy (which shall not constitute notice):

BlackRock, Inc. - Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: Michelle Galvez, David Maryles & Larry Gail

Email: legaltransactions@blackrock.com;
larry.gail@blackrock.com

26

Exhibit A

Schedule of Investors

Investor	Aggregate Principal Amount of Additional Notes	Purchase Price of Additional Notes
CWD Summit, LLC - acting for and on behalf of Candlewood Renewable Energy Series I	$4,669,728	$4,529,636
Candlewood Special Situations Master Fund II, L.P.	$2,061,856	$2,000,000
Orange 2015 DisloCredit Fund, L.P.	$5,154,639	$5,000,000
Co-Investment Income Fund, L.P. - US Tax-Exempt Series	$1,697,479	$1,646,555
Co-Investment Income Fund, L.P. - US Taxable Series	$364,376	$353,445
Total	$13,948,078	$13,529,636

27

Exhibit B

Form of Additional Note

[Attached]

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO AN EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 8 HEREOF.

Pacific Ethanol, Inc.

Senior Secured Note

Note No.: J17-[_]

Issuance Date: June __, 2017	$[__________]

FOR VALUE RECEIVED, Pacific Ethanol, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [____________________] or its registered assigns (“Holder”) the amount set out above (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined above) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Note (including all Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Notes issued pursuant to the Additional Purchase Agreement (as defined below) on the Issuance Date (collectively, the “Additional Notes”, and together with the Initial Notes (as defined below), the “Notes”, and such other Senior Secured Notes issued pursuant to the Additional Purchase Agreement on the Issuance Date, together with the Initial Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 19.

THE OBLIGATIONS DUE UNDER THIS SENIOR SECURED NOTE ARE SECURED BY A SECURITY AGREEMENT (AS AMENDED, THE “SECURITY AGREEMENT”) DATED AS OF DECEMBER 15, 2016 AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE HOLDER. ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

1.       PAYMENTS OF PRINCIPAL.

1.1       On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, all accrued and unpaid Interest and accrued and all other unpaid amounts hereunder. Any such payment shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.

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1.2       The Company may, at its sole option, at any time prepay this Note, without premium or penalty, in whole or in part, on one (1) Business Day’s prior written notice to the Holder, at a prepayment price equal to the amount of outstanding Principal so to be prepaid, together with accrued and unpaid Interest on such Principal, if any, through the date of such prepayment. Any such payment shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.

2.       INTEREST; INTEREST RATE. Interest on this Note shall accrue at the applicable Interest Rate and shall commence accruing on the Issuance Date and Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash to the record Holder in arrears on March 15, June 15, September 15 and December 15 of each calendar year, beginning with September 15, 2017 and ending on the repayment of the Note. From and after the occurrence and during the continuance of any Event of Default, the applicable Interest Rate shall automatically be increased by two percent (2%) per annum above the Interest Rate otherwise applicable in accordance with the terms hereof, and all such interest shall be payable on demand. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.       RIGHTS UPON EVENT OF DEFAULT.

3.1       Event of Default. Each of the following events shall constitute an “Event of Default”:

(a)       the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note, the Security Agreement or the Additional Purchase Agreement, except, in the case of a failure to pay Interest or other non-Principal amounts when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(b)       bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(c)       the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law or of any substantial part of the Company’s property or any substantial part of any Subsidiary’s property;

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(d)       the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(e)       a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair market value in excess of $2,000,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Company provides the Holder written evidence of such insurance coverage or indemnity (which evidence shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity prior to the later of (i) thirty (30) days after the issuance of such Judgment or (ii) any requirement to pay such Judgment;

(f)       the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $2,000,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $2,000,000, which breach or violation results in the acceleration of amounts due thereunder or permits the other party thereto to accelerate amounts due thereunder;

(g)       any breach or failure in any respect by the Company to comply with any provision of this Note or any other Transaction Document for thirty (30) days after delivery to the Company of notice of such breach or failure by or on behalf of a Secured Party (as defined in the Security Agreement) or the Agent (as defined in the Security Agreement) or thirty (30) days after an officer of the Company has knowledge of such breach or failure, unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure the same in a timely manner;

B-3

(h)       any Material Adverse Change occurs (other than any Excluded Event) and is not otherwise cured within thirty (30) days of written notice thereof by the Required Holders;

(i)       any provision of any Transaction Document (shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party, or any Lien created by the Security Agreement ceases to be enforceable and of the same effect and priority purported to be created thereby, other than as expressly permitted thereunder or thereunder;

(j)       any Fundamental Transaction occurs without the written consent of the Required Holders;

(k)       any Event of Default (as defined in the Security Agreement) occurs with respect to the Security Agreement;

(l)       any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes;

(m)       any representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Company herein or in any other Transaction Document proves to have been false or misleading in any material respect on or as of the date made or deemed made; or

(n)       any Subordinated Indebtedness cease for any reason to be validly subordinated to the Indebtedness evidenced by this Note, or the Company, any Subsidiary or any holder thereof (or its trustee or agent) so asserts.

Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall promptly deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder.

Notwithstanding anything to the contrary set forth above or elsewhere herein, the following Indebtedness and obligations, and any defaults with respect thereto, shall not constitute an Event of Default under Section 3.1(f) above: (i) any payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP and, with respect to any subsidiary, such default is otherwise resolved in a manner which does not result in a Material Adverse Change; and (ii) with respect to any Subsidiary, any default with respect to a non-recourse obligation and such default does not otherwise result in a Material Adverse Change.

3.2       If an Event of Default (other than an Event of Default specified in Section 3.1(b), (c) or (d) above) occurs, then the Holder may, by written notice to the Company, declare this Note to be forthwith due and payable, as to Principal, Interest and any other amounts due hereunder, whereupon this Note shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. If any Event of Default specified in Section 3.1(b), (c) or (d) above occurs, the Principal of and accrued Interest on this Note shall automatically forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

B-4

3.3       If any Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of Principal, Interest and any other amounts due under this Note or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the holder of this Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

4.       NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

5.       COVENANTS. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms:

5.1       Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company (excluding any other Permitted Indebtedness of the Company).

5.2       Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness).

5.3       Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

5.4       Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Payments with respect to any Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

B-5

5.5       Restriction on Redemption and Cash Dividends. Except for any Permitted Distributions, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or pay any cash dividend or distribution on any of its capital stock without the prior express written consent of the Required Holders.

5.6       Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that are in the ordinary course of their respective businesses and, after giving effect thereto, would not result in a Material Adverse Change, (ii) sales of product, inventory or receivables in the ordinary course of business, or (iii) Permitted Payments.

5.7       Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose in any material respect.

5.8       Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

5.9       Maintenance of Properties, Etc. The Company shall maintain and preserve in all material respects, and cause each of its Subsidiaries to maintain and preserve in all material respects, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

5.10       Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

5.11       Equity Issuances. The Company shall not, and the Company shall cause each of its applicable Subsidiaries to not, issue additional capital stock or membership interests, as the case may be, for any purpose other than (i) to pay down a portion or all of the amounts owned under the Notes, and (ii) shares of the Company’s Common Stock issued to directors, officers or employees of the Company or its Subsidiaries (including the Excluded Subsidiaries) in their capacity as such pursuant to the Company’s stock incentive plans.

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5.12       Investments in Subsidiaries. Except for any Permitted Investments, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any Excluded Subsidiary.

5.13       Delivery of Financial Statements; Information. If the Company is no longer required to file with the Securities and Exchange Commission (the “SEC”) quarterly and annual reports, including financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, so long as any Principal or Interest is outstanding under this Note, the Company shall furnish to the Holder such reports within 15 days after it would be required to file them with the SEC in substantially the form as would be required to file with the SEC if it were required to do so. The Company shall furnish such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its subsidiaries as the Holder may reasonably request.

5.14       Transactions with Affiliates. The Company shall not, and the Company shall cause each of its Subsidiaries not to, directly or indirectly, enter into or be a party to any transaction, including any purchase, sale, lease, exchange or transfer of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Holder or holders of any Other Notes and their respective Affiliates) unless such transaction is on fair and reasonable terms and conditions no less favorable to Company or the relevant Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person.

6.       AMENDING THE TERMS OF THIS NOTE. No provision of this Note may be modified or amended without the prior written consent of the Required Holders and the Company and upon such due modification or amendment, such modification or amendment shall apply to the Note and all of the Other Notes; provided, however, that (a) no such modification or amendment shall, without the consent of the Holder hereunder, change the stated maturity date of this Note, or reduce the principal amount hereof, or reduce the rate or extend the time of payment of any interest hereon, or reduce any amount payable on redemption or prepayment hereof, impair or affect the right of the Holder to receive payment of principal of, and interest on, the Notes or to institute suit for payment thereof, or impair or affect the right of the Holder to receive any other payment provided for under this Note, or change the definition of Required Holders, or change the pro rata sharing provisions of this Note and (b) the Holder hereunder may waive, reduce or excuse, or forbear from the exercise of any rights and remedies with respect to, any Event of Default under this Note without notice to or the consent of any holder of any of the Other Notes.

7.       TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder in whole or in part, subject only to the provisions of the restrictive legend set forth at the top of the first page of this Note; provided that, so long as no Event of Default has occurred and is continuing, any such sale, assignment or transfer shall be subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that any partial offer, sale, assignment or transfer of this Note shall be in a principal amount not less than $500,000.

8.       REISSUANCE OF THIS NOTE.

8.1       Transfer. If this Note is to be transferred as permitted under Section 7 above, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8.3), registered as the Holder may request.

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8.2       Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8.3) representing the outstanding Principal.

8.3       Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal and Interest of this Note, from the Issuance Date.

9.       REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, under the Security Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note or any other Transaction Document. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5).

10.       PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

11.       CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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12.       FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

13.       NOTICES; CURRENCY; PAYMENTS.

13.1       Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.5 of the Additional Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

13.2       Currency. All principal, interest and other amounts owing under this Note that, in accordance with the terms hereof, are paid in cash shall be paid in U.S. dollars. All amounts denominated in other currencies shall be converted to the U.S. dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. dollars pursuant to this Note, the U.S. dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

13.3       Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds in accordance with the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day, with interest accruing until paid.

14.       DISCLOSURE.

14.1       In connection with information that is either required or permitted to be disclosed to the Holder in such Holder’s capacity as the holder of this Note, on the date such information is to be disclosed, the Company may provide the Holder with such information; provided either that (i) such information does not contain Non-Public Information, or (ii) if such information does contain Non-Public Information, such information is Consented Information (as defined below).

14.2       If any such information to be disclosed contains Non-Public Information, the Company shall provide to the Holder a written notice (which notice shall, for the avoidance of doubt, not contain or constitute Non-Public Information), containing the following information: (A) a statement as to whether the information is required to be disclosed under the terms of this Note, (B) if the information is not so required to be disclosed, a statement that the Company or other applicable Person desires voluntarily to disclose such information, (C) a general description of such information (which description shall not include, and shall not constitute, Non-Public Information), (D) a statement as to whether the Holder is required or permitted to take some specific action as a lender under this Note, (E) a statement that such information contains Non-Public Information, and (F) a statement seeking the consent of the Holder to receive such Non-Public Information. Within two (2) Business Days of the date of the notice contemplated in the preceding sentence, the Holder shall advise the Company in writing whether it consents to the receipt of such Non-Public Information (any information for which such consent is provided, “Consented Information”).

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14.3       In the event any Non-Public Information is provided to the Holder by the Company, the Company shall promptly and in compliance with applicable law publicly disclose such Non-Public Information on a Current Report on Form 8-K or otherwise, within four (4) Business Days of (or such other period of time as may be expressly agreed to in writing by the Investor and the Company in connection with such disclosure) the disclosure thereof to the Holder (provided that the Company shall provide the Holder a draft of each such Form 8-K at least two (2) Business Days prior to filing thereof). If the Company fails to disclose any Non-Public Information in accordance with the immediately preceding sentence, the Holder may publicly disclose such information by issuing a press release containing such information, or otherwise, within one Business Day of providing Notice to the Company of such intended disclosure. The Holder shall have no liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

14.4       In no event shall the Company intentionally provide the Holder with any Non-Public Information without the prior written consent of the Holder. In the absence of any written notice that information provided by the Company contains Non-Public Information, the Holder may presume that such information (including the notice of such information) does not constitute Non-Public Information.

15.       CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full (a) this Note shall automatically be deemed canceled without any action by or notice to Holder or Company and (b) the Holder shall promptly mark this Note as cancelled, shall promptly surrender this Note to the Company and this Note shall not be reissued.

16.       WAIVER OF NOTICE. Except for the notices specifically required by this Note or any other Transaction Document, to the extent permitted by applicable law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Additional Purchase Agreement.

17.       GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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18.       MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

19.       CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

19.1       “Additional Purchase Agreement” means the Note Purchase Agreement, dated as of June 26, 2017, by and among the Company, the Holder, and each other “Investor” (as defined therein) as amended, restated or otherwise modified from time to time.

19.2       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

19.3       “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

19.4       “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

19.5       “Excluded Events” means (i) changes in the national or world economy or financial markets as a whole, (ii) changes in general economic conditions taken as a whole that affect the industries in which the Company and its Subsidiaries conduct their business, (iii) acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and whether or not pursuant to the declaration of a national emergency or war, or any earthquakes, hurricanes or other natural disasters, and (iv) any financial statement impact of the transactions contemplated by the Transaction Documents.

19.6       “Excluded Subsidiaries” means Kinergy Marketing LLC, Pacific Ag. Products, LLC, Pacific Ethanol Development, LLC, Pacific Ethanol Central, LLC, Pacific Ethanol Pekin, Inc., Pacific Ethanol Canton, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC and Pacific Aurora, LLC and each of their respective direct or indirect subsidiaries.

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19.7       “Fundamental Transaction” means that (A) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a securities purchase or business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Voting Stock of the Company or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

19.8       “GAAP” means United States generally accepted accounting principles, consistently applied.

19.9       “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, encumbrance, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above.

19.10       “Initial Notes” means those certain Senior Secured Notes in the aggregate principal amount of $55,000,000 issued pursuant to the Initial Purchase Agreement on December 15, 2016.

19.11       “Initial Purchase Agreement” means the Note Purchase Agreement, dated as of December 12, 2016, by and among the Company and each “Investor” (as defined therein) as amended, restated or otherwise modified from time to time.

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19.12       “Interest Rate” means a rate per annum equal to the 3-month London Interbank Offered Rate (“LIBOR”), plus 7.0% (the “Interest Rate Spread”); provided, however, that on December 15, 2017 and December 15, 2018, the “Interest Rate Spread” shall be increased to 9.0% and 11.0%, respectively, and; provided, further, that if at any time during the term of this Note LIBOR is less than 1.0% per annum, the “Interest Rate” shall equal 1.0% plus the amount of the then current “Interest Rate Spread.” The “Interest Rate” shall in all cases be subject to adjustment as set forth in Section 2.

19.13       “Material Adverse Change” shall mean any set of circumstances or events which occur, arise or otherwise take place from and after the Issuance Date which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Note or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business properties, assets, financial condition, results of operations or prospects of the Company or the Company and any of Subsidiaries on a collective basis, (c) impairs materially or could reasonably be expected to impair materially the ability of the Company to duly and punctually pay or perform any its obligations under this Note or any other Transaction Document, or (d) materially impairs or could reasonably be expected to materially impair the ability of Holder or, in the case of the Security Agreement, the Agent (as defined therein), to the extent permitted, to enforce its legal rights and remedies pursuant to this Note or any other Transaction Document.

19.14       “Maturity Date” shall mean December 15, 2019.

19.15       “Non-Public Information” means material, non-public information relating to the Company.

19.16       “Permitted Distributions” means (a) dividends by Subsidiaries of the Company to the Company or other Subsidiaries of the Company, and (b) current quarterly dividends required to be paid by the Company with respect to the Company’s Series B Cumulative Convertible Preferred Stock pursuant to the organizational documents of the Company as in effect as of the Issuance Date on the Company. For the avoidance of doubt, to the extent that payment thereof is in the form of Common Stock, payment of previously accrued and unpaid dividends with respect to the Company’s Series B Cumulative Convertible Preferred Stock outstanding as of the Issuance Date shall be deemed to be “Permitted Distributions”.

19.17       “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes; (ii) Indebtedness of any Excluded Subsidiary, (iii) any Indebtedness secured by a Permitted Lien (other than Indebtedness referred to in clause (iv) of the definition of “Permitted Lien”), (iv) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of ten percent (10%) per annum (collectively, the “Subordinated Indebtedness”); provided, that in the aggregate outstanding at any time, such Subordinated Indebtedness does not exceed $30,000,000, (v) Indebtedness of the Company or any of its Subsidiaries and Excluded Subsidiaries existing on the Issuance Date, (vi) such other trade and operating Indebtedness incurred in the ordinary course of business by the Company (including any of the Company’s Subsidiaries and Excluded Subsidiaries), including without limitation, unsecured trade debt, financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided that in the aggregate outstanding at any time, such Indebtedness does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company’s most recent publicly filed Form 10-K or 10-Q reports, (vii) the Company’s Series B Cumulative Convertible Preferred Stock outstanding on the date hereof, and (viii) additional Indebtedness of the Company in an amount up to $15,000,000 that may arise from an increase in the credit facility of Kinergy Marketing LLC by an equivalent amount and resulting from the Company’s Contingent Obligations as a guarantor of the obligations arising under that facility, with the foregoing to be accomplished through an amendment and restatement of the facility. Notwithstanding anything to the contrary, Permitted Indebtedness of ICP Merger Sub, LLC, a Delaware limited liability company (as the surviving entity in the merger contemplated under the ICP Agreement, which is to be renamed as “Illinois Corn Processing, LLC” upon closing thereof, hereinafter “ICP”) and ICP’s direct and indirect subsidiaries (collectively, the “ICP Entities”) shall not include any Indebtedness secured by a second priority security interest in any equity or assets of the ICP Entities; provided, however, that the foregoing shall not prohibit any such Indebtedness (a) issued by ICP to the sellers under the ICP Agreement to the extent preexisting liens result in a second priority security interest in certain assets of ICP in favor of the sellers, or (b) resulting from equipment leases. For the avoidance of doubt, any first priority security interest in any equity or assets of the ICP Entities is expressly permitted.

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19.18       “Permitted Investments” means (i) investments existing on the date hereof (inclusive of (a) the investment in the Excluded Subsidiaries in the amount of $25,000,000 made in part with the proceeds of the Initial Notes, and (b) the investment in the Excluded Subsidiaries in the amount of $30,000,000 being made in part with the proceeds of the Additional Notes issued pursuant to the Additional Purchase Agreement on the Issuance Date), and (ii) additional investments in the Excluded Subsidiaries that in the aggregate outstanding at any time do not exceed $20,000,000.

19.19       “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing financing obtained in the ordinary course of the Company's operations, including financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided, that (A) such Liens are solely upon and confined solely to the equipment, unearned insurance premiums or other asset or assets being acquired by such financing and (B) in the aggregate, the Indebtedness secured by such liens does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company's most recent publicly filed Form 10-K or 10-Q reports, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, and (vi) any Lien on the assets or properties of the Excluded Subsidiaries.

19.20       “Permitted Payments” means any payments, distributions or transfers with respect to (i) any Permitted Indebtedness (in the case of Subordinated Indebtedness, to the extent permitted by the relevant subordination or intercreditor agreement) and (ii) any Permitted Distributions.

19.21       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

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19.22       “Required Holders” means the holders of Notes representing at least 66 2/3% of the aggregate principal amount of the Notes then outstanding (excluding any Notes held by the Company or any of its Subsidiaries).

19.23       “Subsidiary” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person; provided that, for purposes of this Note, the term “Subsidiary” shall expressly exclude the Excluded Subsidiaries.

19.24       “Transaction Documents” means this Note, the Other Notes, the Security Agreement, the Initial Purchase Agreement and the Additional Purchase Agreement, together with any amendments, restatements, extensions or other modification thereto.

19.25       “Voting Stock” means voting equity interests.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT ON THE ISSUANCE DATE OF THIS NOTE. THE COMPANY AGREES TO PROVIDE PROMPTLY TO EACH HOLDER OF THIS NOTE, UPON WRITTEN REQUEST (1) THE ISSUE PRICE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND (3) THE YIELD TO MATURITY OF THIS NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: 400 CAPITOL MALL, SUITE 2060, SACRAMENTO, CA 95814, ATTN: BRYON T. MCGREGOR, CFO.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the first date set forth above.

PACIFIC ETHANOL, INC.

By: __________________________________
Name: Bryon T. McGregor
Title: Chief Financial Officer

[Signature Page to Senior Secured Note]

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AGREED AND ACCEPTED:

HOLDER:

[____________________]

By: _________________________

      Name:

      Title:

[Holder Acknowledgment of Senior Secured Note]

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Exhibit C

Form of Consent of Holders of Senior Secured Notes

[Attached]

CONSENT OF HOLDERS AND

AMENDMENT OF SENIOR SECURED NOTES

THIS CONSENT OF HOLDERS AND AMENDMENT OF SENIOR SECURED NOTES (this “Consent”) is made and entered into as of June 26, 2017 by and among the undersigned holders (“Holders”) of those certain Senior Secured Notes issued December 15, 2016 by Pacific Ethanol, Inc., a Delaware corporation (the “Company”), in the aggregate principal amount of $55,000,000 (collectively, the “Initial Notes”) and the undersigned holders who are to receive Additional Notes (as defined below) but who do not hold any Initial Notes (“Additional Holders”).

RECITALS

WHEREAS, the Company issued the Initial Notes pursuant to a Note Purchase Agreement dated as of December 12, 2016 by and among the Company and the “Investors” identified therein (the “Initial Purchase Agreement”).

WHEREAS, the Company’s obligations arising under the Initial Notes and the Initial Purchase Agreement, among other obligations, are secured pursuant to a Security Agreement dated effective as of December 15, 2016 by and among the Company, each Holder and Cortland Capital Market Services LLC, as collateral agent for itself and the secured parties thereunder (the “Security Agreement”).

WHEREAS, the Company desires to borrow additional funds from certain Holders and the Additional Holders under an additional Note Purchase Agreement dated as of June 26, 2017 (the “Additional Purchase Agreement”), pursuant to which the Company will issue, and such Holders and Additional Holders will purchase on a several basis, $13,948,078 in aggregate principal amount of senior secured notes due December 15, 2019 (the “Additional Notes”).

WHEREAS, in connection with the Additional Purchase Agreement and the Additional Notes, the Company, all Holders, the Additional Holders and Cortland Capital Market Services LLC will separately enter into an amendment to the Security Agreement that expands the obligations secured thereby to additionally cover the obligations under the Additional Notes and the Additional Purchase Agreement, among other obligations.

WHEREAS, the Holders desire, among the other matters set forth herein, to consent to the issuance of the Additional Notes pursuant to the Additional Purchase Agreement, and amend the Initial Notes as provided for herein, including to have the Initial Notes and the Additional Notes, collectively, rank pari passu as to all payments thereunder.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the covenants contained in this Consent, and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the Company, the Holders and the Additional Holders agree as follows:

1.       Issuance of Additional Notes. The Holders consent to the issuance of the Additional Notes pursuant to the Additional Purchase Agreement. The Additional Notes shall be deemed Permitted Indebtedness under the Initial Notes.

C-1

2.       Pari Passu Nature of Initial Notes and Additional Notes. All payments due under any Initial Note or any Additional Note shall rank pari passu with all other Initial Notes and Additional Notes, collectively, and the Initial Notes and the Additional Notes shall be secured by the “Pledged Collateral” under and as defined in the Security Agreement on a pari passu basis. To this end, and to accomplish such other effects as the following amendments shall cause, upon the closing under the Additional Purchase Agreement, the following terms in the Initial Notes are amended as follows:

(a)       the term “Notes” shall comprise both the Initial Notes and the Additional Notes; and

(b)       the term “Other Notes” shall comprise all Notes (as such term is amended above) other than the subject Note.

3.       Consent to ICP Transaction. The Holders and the Additional Holders consent to the transactions contemplated by the ICP Agreement as a permitted Fundamental Transaction under the Notes (as such term is amended above). “ICP Agreement” means the Agreement and Plan of Merger dated June 26, 2017 by and among Pacific Ethanol Central, LLC, ICP Merger Sub, LLC, Illinois Corn Processing, LLC, Illinois Corn Processing Holdings Inc. and MGPI Processing, Inc.

4.       Other Amendments to the Initial Notes. Upon the closing under the Additional Purchase Agreement:

(a)       Section 19.14 of the Initial Notes is amended to add the following sentence to the end of the “Permitted Indebtedness” definition:

Notwithstanding anything to the contrary, Permitted Indebtedness of ICP Merger Sub, LLC, a Delaware limited liability company (as the surviving entity in the merger contemplated under the ICP Agreement, which is to be renamed as “Illinois Corn Processing, LLC” upon closing thereof, hereinafter “ICP”) and ICP’s direct and indirect subsidiaries (collectively, the “ICP Entities”) shall not include any Indebtedness secured by a second priority security interest in any equity or assets of the ICP Entities; provided, however, that the foregoing shall not prohibit any such Indebtedness (a) issued by ICP to the sellers under the ICP Agreement to the extent preexisting liens result in a second priority security interest in certain assets of ICP in favor of the sellers, or (b) resulting from equipment leases. For the avoidance of doubt, any first priority security interest in any equity or assets of the ICP Entities is expressly permitted.

(b)       The term “respective Subsidiaries” in Section 19.6 of the Initial Notes is amended and restated to read “respective direct or indirect subsidiaries”.

(c)       Section 19.14 of the Initial Notes is amended to add new subsection (viii) in the definition of “Permitted Indebtedness” immediately following subsection (vii) thereof, as follows:

“and (viii) additional Indebtedness of the Company in an amount up to $15,000,000 that may arise from an increase in the credit facility of Kinergy Marketing LLC by an equivalent amount and resulting from the Company’s Contingent Obligations as a guarantor of the obligations arising under that facility, with the foregoing to be accomplished through an amendment and restatement of the facility.”

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(d)       Section 19.15 of the Initial Notes is amended and restated to read in its entirety, as follows:

“Permitted Investments” means (i) investments existing on the date hereof (inclusive of (a) the investment in the Excluded Subsidiaries in the amount of $25,000,000 made in part with the proceeds of the Initial Notes, and (b) the investment in the Excluded Subsidiaries in the amount of $30,000,000 being made in part with the proceeds of the Additional Notes issued pursuant to the Additional Purchase Agreement), and (ii) additional investments in the Excluded Subsidiaries that in the aggregate outstanding at any time do not exceed $20,000,000.

(e)       The following defined terms are added to Section 19 of the Initial Notes:

“Additional Purchase Agreement” means the Note Purchase Agreement dated as of June 26, 2017, by and among the Company and each “Investor” (as defined therein), as amended, restated or otherwise modified from time to time.

“Additional Notes” means those certain Senior Secured Notes in the aggregate principal amount of $13,948,078 issued pursuant to the Additional Purchase Agreement.

“Initial Notes” means those certain Senior Secured Notes in the aggregate principal amount of $55,000,000 issued pursuant to the Purchase Agreement on December 15, 2016.”

“Transaction Documents” means this Note, the Other Notes, the Security Agreement, the Purchase Agreement and the Additional Purchase Agreement, together with any amendments, restatements, extensions or other modification thereto.

5.       Interpretation. Except as expressly modified by this Consent, all terms and provisions of the Initial Notes shall remain unchanged and in full force and effect and are ratified and affirmed on the date hereof. In the event of any inconsistency between the terms of this Consent and the terms of the Initial Notes prior to their amendment, the terms of this Consent shall control.

6.       Counterparts. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent by signing any such counterpart.

7.       Governing Law. This Consent shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Consent shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

[Signature Pages Follow]

C-3

IN WITNESS WHEREOF, the parties hereto have caused this Consent of Holders and Amendment of Senior Secured Notes to be duly executed and delivered as of the day and year first above written.

COMPANY:

PACIFIC ETHANOL, INC., a Delaware corporation

By:	_____________________________
Name:	Neil M. Koehler
Title:	President and Chief Executive Officer

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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HOLDERS: CWD Summit, LLC, acting for and on behalf of Candlewood Renewable Energy Series I By: __________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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Flagler Master Fund SPC Ltd, acting for and on behalf of the class A segregated portfolio By: __________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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Flagler Master Fund SPC Ltd, acting for and on behalf of the class B segregated portfolio By: __________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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Candlewood Special Situations Master Fund II, L.P. By: __________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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CIF-Income Partners (A), LLC By: BlackRock Financial Management, Inc. Its investment manager By: __________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

C-9

Orange 2015 DisloCredit Fund, L.P. By: BlackRock Financial Management, Inc. Its investment manager By: __________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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Sainsbury’s Credit Opportunities Fund, Ltd. By: BlackRock Financial Management, Inc. Its investment manager By: _________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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Co-Investment Income Fund, L.P. - US Tax-Exempt Series By: BlackRock Financial Management, Inc. Its investment manager By: _________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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Co-Investment Income Fund, L.P. - US Taxable Series By: BlackRock Financial Management, Inc. Its investment manager By: _________________________ Name: Title:

Signature Page to Consent of Holders and Amendment of Senior Secured Notes

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SCHEDULE 3.1(a)
to Note Purchase Agreement

Subsidiaries

Kinergy Marketing LLC, an Oregon limited liability company
Pacific Aurora, LLC, a Delaware limited liability company*
Pacific Ethanol Aurora East, LLC, a Delaware limited liability company*
Pacific Ag Products, LLC, a California limited liability company
Pacific Ethanol West, LLC, a Delaware limited liability company

Pacific Ethanol Canton, LLC, a Delaware limited liability company
Pacific Ethanol Central, LLC, a Delaware limited liability company

Pacific Ethanol Columbia, LLC, a Delaware limited liability company

Pacific Ethanol Development, LLC, a Delaware limited liability company

Pacific Ethanol Pekin, LLC, a Delaware limited liability company

Pacific Ethanol Madera LLC, a Delaware limited liability company

Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company

Pacific Ethanol Stockton LLC, a Delaware limited liability company

Pacific Ethanol Aurora West, LLC, a Delaware limited liability company*

PE Op. Co., a Delaware corporation

ICP Merger Sub, LLC, a Delaware limited liability company

(*)	Pacific Ethanol, Inc. indirectly holds a 73.93% ownership interest in Pacific Aurora, LLC, which owns Pacific Ethanol Aurora East, LLC and Pacific Ethanol Aurora West, LLC.

SCHEDULE 3.1(e)
to Note Purchase Agreement

Consents

The consent of the holders of the Initial Notes (as defined in the Note Purchase Agreement) is required to properly consummate the transactions contemplated by the Note Purchase Agreement.

SCHEDULE 3.1(h)
to Note Purchase Agreement

No Changes

Prior to the execution of the Note Purchase Agreement, Pacific Ethanol Central, LLC entered into the ICP Agreement (as defined in the Note Purchase Agreement). Pursuant to the ICP Agreement, upon the closing thereunder, ICP Merger Sub, LLC, a wholly-owned subsidiary of Pacific Ethanol Central, LLC, will pay to the sellers $30,000,000 in cash and issue secured promissory notes in the aggregate principal amount of $46,000,000 (subject to a working capital adjustment); provided, that, at the election of ICP Merger Sub, LLC, the entire merger consideration may be paid in cash. Pacific Ethanol Central, LLC guaranteed all obligations of ICP Merger Sub, LLC under the ICP Agreement.

SCHEDULE 3.1(i)
to Note Purchase Agreement

Absence of Litigation

Schedule 3.1(s) to the Note Purchase Agreement is incorporated herein by reference.

SCHEDULE 3.1(j)
to Note Purchase Agreement

Compliance

Schedule 3.1(s) to the Note Purchase Agreement is incorporated herein by reference.

SCHEDULE 3.1(k)
to Note Purchase Agreement

Title to Assets

An enhanced property tax assessment and certain restrictive covenants encumbering the property located at 31470 Avenue 12, Madera, CA 93638 for the benefit of CleanFund Commercial PACE Capital, Inc. (“CleanFund”) to secure CleanFund’s financing for Pacific Ethanol Madera LLC in the maximum amount of $10,000,000.

Kinergy Marketing LLC’s and Pacific Ag Products, LLC’s obligations under the Amended and Restated Loan and Security Agreement dated May 4, 2012 among Kinergy Marketing LLC, Pacific Ag. Products, LLC, the parties thereto from time to time as Lenders, Wells Fargo Bank, National Association and Wells Fargo Capital Finance, LLC, as amended, are secured by a first-priority security interest in all of their assets. This credit facility is in the process of being increased by $15,000,000 under amended and restated credit agreement documentation.

Pacific Ethanol Pekin, LLC’s obligations under the Credit Agreement dated December 15, 2016 among Pacific Ethanol Pekin, Inc., 1st Farm Credit Services, PCA and CoBank, ACB, are secured by a first-priority security interest in all of its assets.

Pacific Aurora, LLC’s obligations under the Credit Agreement dated December 15, 2016 among Pacific Aurora, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC and CoBank, ACB, are secured by a first-priority security interest in all of its assets.

The Company’s obligations under the Initial Notes and the Initial Purchase Agreement (as defined in the Note Purchase Agreement) secured pursuant to a Security Agreement dated December 15, 2016 among Pacific Ethanol, Inc., Cortland Capital Market Services LLC and the holders of the Initial Notes.

The obligations under the secured promissory notes in the aggregate principal amount of $46,000,000 (subject to a working capital adjustment) which may be issued pursuant to the ICP Agreement are to be secured by Pacific Ethanol Central, LLC’s pledge of all limited liability company interests in the surviving entity of the merger contemplated by the ICP Agreement and all of the assets of such surviving entity.

SCHEDULE 3.1(q)
to Note Purchase Agreement

Patents and Trademarks

On May 24, 2013, GS CleanTech Corporation (“GS CleanTech”), filed a suit in the United States District Court for the Eastern District of California, Sacramento Division (Case No.: 2:13-CV-01042-JAM-AC), naming Pacific Ethanol, Inc. as a defendant. On August 29, 2013, the case was transferred to the United States District Court for the Southern District of Indiana and made part of the pre-existing multi-district litigation involving GS CleanTech and multiple defendants. The suit alleged infringement of a patent assigned to GS CleanTech by virtue of certain corn oil separation technology in use at one or more of the ethanol production facilities in which the Company has an interest, including Pacific Ethanol Stockton LLC (“PE Stockton”), located in Stockton, California. The complaint sought preliminary and permanent injunctions against the Company, prohibiting future infringement on the patent owned by GS CleanTech and damages in an unspecified amount adequate to compensate GS CleanTech for the alleged patent infringement, but in any event no less than a reasonable royalty for the use made of the inventions of the patent, plus attorneys’ fees. The Company answered the complaint, counterclaimed that the patent claims at issue, as well as the claims in several related patents, are invalid and unenforceable and that the Company is not infringing. Pacific Ethanol, Inc. does not itself use any corn oil separation technology and may seek a dismissal on those grounds.

On March 17 and March 18, 2014, GS CleanTech filed suit naming as defendants two Company subsidiaries: PE Stockton and Pacific Ethanol Magic Valley, LLC (“PE Magic Valley”) as defendants. The claims were similar to those filed against Pacific Ethanol, Inc. in May 2013. These two cases were transferred to the multi-district litigation division in United States District Court for the Southern District of Indiana, where the case against Pacific Ethanol, Inc. was pending. Although PE Stockton and PE Magic Valley do separate and market corn oil, Pacific Ethanol, Inc., PE Stockton and PE Magic Valley strongly disagree that either of the subsidiaries use corn oil separation technology that infringes the patent owned by GS CleanTech. In a January 16, 2015 decision, the District Court for the Southern District of Indiana ruled in favor of a stipulated motion for partial summary judgment for Pacific Ethanol, Inc., PE Stockton and PE Magic Valley finding that all of the GS CleanTech patents in the suit are invalid and, therefore, not infringed. GS CleanTech has said it will appeal this decision when the remaining claim in the suit has been decided. The only remaining claim alleged that GS CleanTech inequitably conducted itself before the United States Patent and Trademark Office when obtaining the patents at issue.

A trial in the District Court for the Southern District of Indiana was conducted in October 2015 on that single issue as well as whether GS CleanTech’s behavior during prosecution of the patents rendered this an “exceptional case” which would allow the District Court to award the Defendants reimbursement of their attorneys’ fees expended for defense of the case.

On September 15, 2016, the District Court issued an Order finding that GS CleanTech, the inventors and GS CleanTech’s counsel committed inequitable conduct in the prosecution of the GS CleanTech patents before the United States Patent and Trademark Office. As a result, the District Court issued a Final Judgment on September 15, 2016 dismissing with prejudice all of GS CleanTech’s cases against the Defendants, including Pacific Ethanol, Inc., PE Stockton and PE Magic Valley. The District Court’s ruling of inequitable conduct results in the unenforceability of the GS CleanTech patents against third parties, and also enables the Defendants to pursue reimbursement of their costs and attorneys’ fees from GS CleanTech and its counsel. GS Cleantech has asked the Court to reconsider its inequitable conduct decision, citing the existence of a recently issued patent which the patent examiner allowed despite the Court’s findings and the allowance of which the Court did not consider when making its decision of inequitable conduct. GS Cleantech has indicated it will eventually appeal the current rulings on inequitable conduct and/or invalidity if the Court’s reconsideration does not result in a change in its findings. The Court’s reconsideration has been stayed to allow the parties further opportunity to discuss settlement of Defendants’ claim for reimbursement of their costs and attorneys’ fees. The parties engaged in mediated settlement negotiations commencing on April 25, 2017. No settlement has been achieved to date.

SCHEDULE 3.1 (s)
to Note Purchase Agreement

Licenses and Permits

In August 2016, the Environmental Protection Agency (“EPA”) issued a Notice of Intent (“NOI”) to file an Administrative Complaint to Pacific Ethanol for alleged violations of Section 112(r) of the Clean Air Act (the Risk Management Plan program) at the Pekin facility (“Pekin Facility) and of Section 114 of the Clean Air Act for failure to adequately respond to information requests submitted to the previous owner of the Pekin Facility, Aventine Renewable Energy.  The EPA initially proposed a penalty of $277,600. Following discussions, EPA and the Pekin Facility have agreed in principal that the Pekin Facility will pay a total mitigated penalty of $73,746, and will invest $110,864 in certain improvements to the facility as “Supplemental Environmental Projects.” The EPA is drafting a settlement agreement.

In October 2016, the Illinois Environmental Protection Agency (“IEPA”) issued a Violation Notice to Pacific Ethanol for alleged violations of Illinois’ air quality regulations, Construction Permit # 05010062, and Construction Permit # 06080048 at the Facility. IEPA has requested that Pacific Ethanol enter into a Compliance Commitment Agreement to address the alleged violations, but to date, no penalty has been proposed or assessed.

SCHEDULE 3.1(x)
to Note Purchase Agreement

Indebtedness

ICP Merger Sub, LLC anticipates issuing secured promissory notes under the ICP Agreement. Schedule 3.1(h) to the Note Purchase Agreement is incorporated herein by reference.

SCHEDULE 3.1(y)
to Note Purchase Agreement

Employee Relations

Pacific Ethanol Pekin, LLC (f/k/a Pacific Ethanol Pekin, Inc.) is party to an Agreement between Pacific Ethanol Pekin, Inc. and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industry and Service Workers International Union Loan on behalf of Local 7-662, dated November 1, 2015, expiring October 31, 2018, covering its Pekin, Illinois production employees.

SCHEDULE 3.1(aa)
to Note Purchase Agreement

Environmental Laws

Schedule 3.1(s) is incorporated herein by reference.